UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2010

01-34219

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On January 7, 2010, Casual Male Retail Group, Inc. (the “Company”) entered into new Employment Agreements (collectively, the “Employment Agreements”) which supersede the prior agreements, with each of Henry J. Metscher, Senior Vice President, General Merchandise Manager, Direct Businesses and President of Footwear/LivingXL and Robert S. Molloy, Vice President, General Counsel. Messrs. Metscher and Molloy were “named executive officers” in the Company’s 2009 Proxy Statement.

The term of the Employment Agreements begin January 7, 2010 and continue until terminated by either party. The Employment Agreements provide that Messrs. Metscher and Molloy will be paid base salaries of $300,000 and $325,000 per year, respectively, with an annual automobile allowance of $8,400 for Mr. Metscher and $7,200 for Mr. Molloy. Each executive will also be eligible to participate in the Company’s Annual Incentive Plan at a target rate of 35% of each executive’s actual annual base salary, as defined in that plan, and in its Long Term Incentive Plan (“LTIP”) at a target incentive rate of 70% of each executive’s combined actual annual base earnings for the incentive period.

The Employment Agreements provide that in the event the executive officer’s employment is terminated by the Company at any time for any reason other than “justifiable cause” (as defined in the Employment Agreements), disability or death, the Company is required to pay the executive his then current base salary for five months after the effectiveness of such termination. This severance benefit is conditioned upon the executive officer’s execution of a general release.

The above-listed payments are not made if the executive officer is terminated with “justifiable cause”, the executive officer resigns, or the executive officer dies or becomes disabled.

In the event the executive officer’s employment is terminated at any time within one (1) year following a Change of Control (as defined in the Employment Agreement) other than for “justifiable cause,” or if the executive resigns for “good reason” (as defined in the Employee Agreement), the Company shall pay the executive an amount equal to twelve months of executive’s highest Base Salary in effect at any time during the six (6) month period ending on the date of the Change of Control. This payment also is conditioned upon the executive officer’s execution of a general release. Payments made under this provision are to be reduced if and to the extent necessary to avoid any payments or benefits to executive being treated as “excess parachute payments” within the meaning of Internal Revenue Code Section 280G(b)(i).

The Employment Agreements contain confidentiality provisions pursuant to which each executive officer agrees not to disclose confidential information regarding the Company. The Employment Agreements also contain covenants pursuant to which each executive officer agrees, during the term of his employment and for a one-year period following the termination of his employment, not to have any connection with any business which is a specialty retailer that primarily distributes, sells or markets so-called “big and tall” apparel of any kind for men or which utilizes the “big and tall” retail or wholesale marketing concept as part of its business. The Employment Agreements also contain a “clawback” provision which provides for remedies in the event the Company learns after the executive officer’s termination by the Company other than for “justifiable cause” that the executive officer could have been terminated for “justifiable cause”.

ITEM 7.01	- Regulation FD Disclosure

The Company will be presenting a slide presentation to various investment groups at upcoming investor conferences beginning on January 12, 2010. A copy of the slides to be presented at those conferences is attached to this report as Exhibit 99.1, which slide presentation is incorporated by reference herein.

The slide presentation contained in the exhibit includes statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth in the exhibit. The slide presentation is being furnished, not filed, pursuant to Regulation FD. Accordingly, the slide presentation will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the slide presentation is not intended to, and does not, constitute a determination or admission by the Company that the information in the slide presentation is material or complete, or that investors should consider this information before making an investment decision with respect to the Company.

Presentation of Non-GAAP Measures

The slide presentation includes the discussion of non-GAAP free cash flow on slide 4. Free cash flow is not a measure determined by generally accepted accounting principles (“GAAP”) and should not be considered superior to or as a substitute for net income (loss) or cash flows from operating activities or any other measure of performance derived in accordance with GAAP.

In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “free cash flows” as presented in this slide presentation may not be comparable to similar measures used by other companies. The Company calculates free cash flows as cash flow from operating activities less capital expenditures and discretionary store asset acquisitions, if any. We calculate projected free cash flows for fiscal 2009 of $15.0-$20.0 million as estimated cash flow from operating activities of $20.0-$25.0 million, less estimated capital expenditures of $5.0 million (no discretionary store asset acquisitions are anticipated in fiscal 2009). Free cash flow for fiscal 2008 of $7.6 million was calculated as cash flow from operating activities of $23.2 million less capital expenditures of $12.6 million and less $3.0 million for discretionary store asset acquisitions. Free cash flow for fiscal 2007 of $(9.6) million was calculated as cash flow from operating activities of $11.7 million less capital expenditures of $21.3 million. There were no discretionary store asset acquisitions in fiscal 2007. During the second quarter of fiscal 2009, we changed our method of calculating free cash flow to include, as a deduction, the use of cash for discretionary store asset acquisitions, if any. Accordingly, free cash flow for fiscal 2008, which was previously defined as cash flow from operating activities less capital expenditures, was restated to include, as a deduction, the cash used for discretionary store asset acquisitions of $3.0 million, for the Company’s acquisition of Dahle Big & Tall stores.

We believe that inclusion of this non-GAAP measure helps investors gain a better understanding of our performance, especially when comparing such results to previous periods

ITEM 9.01	- FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated January 7, 2010 between the Company and Henry J. Metscher.

10.2	Employment Agreement dated January 7, 2010 between the Company and Robert S. Molloy.

99.1	Investor Presentation dated January 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ DENNIS R. HERNREICH
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: January 11, 2010